MANAGEMENT GRAPHICS, INC.

                         NONQUALIFIED STOCK OPTION PLAN
                                FOR KEY EMPLOYEES

                  1. Purpose. The purpose of this Nonqualified Stock Option Plan (the "Plan") is to promote the interests of Management Graphics, Inc. (the "Corporation"), and its shareholders by providing a method to encourage key employees of the Corporation and its subsidiaries (if any) to invest in the Corporation's common stock on reasonable terms and thereby increase their proprietary interest in the Corporation's business, to encourage such key employees to remain in the employment of the Corporation and to increase their personal interest in its continued success and progress.

                  2.   Administration.

                  (a) The Plan shall be administered by the Board of Directors who may from time to time issue orders or adopt resolutions, not inconsistent with the provisions of the Plan, to interpret the provisions and supervise the administration of the Plan. All determinations shall be made by the Board of Directors in accordance with the Minnesota Business Corporation Act (the "Act"). A majority of the Directors acting on any matter involving the interpretation or administration of the Plan shall not be eligible to participate in the Plan. Subject to the foregoing, the Corporation's Bylaws and any applicable provisions of the Act, all decisions made by the directors in selecting optionees, establishing the number of shares and terms applicable to each option, and in construing the provisions of the Plan shall be final, conclusive and binding on all persons, including the Corporation, shareholders, employees and optionees.

                  (b) The Board of Directors may from time to time appoint a Stock Option Plan Committee (the "Committee"), consisting of not less than three (3) directors, none of whom shall be eligible to participate in the Plan while a member of the Committee. The Board of Directors may delegate to the Committee power to select the particular employees who are to receive options and to determine the number of shares to be optioned to each such employee.

                  (c) Each option shall be evidenced by an option agreement substantially in the form of the option agreement which is attached to the Plan as an Exhibit. The day on which the Board of Directors or the Committee approves the granting of an option shall be considered the date on which such option is granted.


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                     (d)    If the laws relating to  nonqualified  stock options
                            are changed during the term of the Plan, the Board of Directors shall have the power to alter the Plan in accordance with section 13 hereof, to conform to such changes in the law.

                     3. Eligibility. Options shall be granted only to key employees, in the judgement of the Board of Directors (or the Committee) who, at the time of the grant, are employees of the Corporation or any subsidiary. The term "employees" means employees of the Corporation, or any subsidiary, including salaried officers of the Corporation.

                     4. Shares Subject to Plan. The Board of Directors (or the Committee) may from time to time provide for the option and sale in the aggregate of up to 350,000 shares of the Corporation's Class A common stock, $0.01 par value, under the Plan subject to adjustments required by section 10 of the Plan. Shares may be authorized unissued or reacquired shares of common stock. The Corporation shall not be required, upon the exercise of any option, to issue or deliver any shares of stock prior to the completion of such registration or other qualification of such shares under any state or federal law, rule or regulation as the Corporation shall determine to be necessary or desirable.

                     5. Price. The purchase price of the stock under each option shall be determined by the Board of Directors. The purchase price of each share on the exercise of any option shall be paid in full in cash at the time of exercise or, at the discretion of the Board of Directors or the Committee, by the surrender of other shares of stock of the Corporation having a fair market value equal to the purchase price, and a certificate representing shares so purchased shall be delivered to the person entitled thereto.

                     6. Duration of Option. The option period shall not be more than fifteen (15) years from the date the option is granted.

                     7. Exercise of Option. The Board of Directors shall have full and complete authority to determine, at the time of granting of any option, whether the option will be exercisable in full at any time or from time to time during the term of the option, or to provide for the exercise thereof in such installments and at such times during the term of the option, or upon the satisfaction of such conditions, as the Board of Directors may determine.


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                     8.  Nontransferability of Option. Each option granted under the Plan shall by its terms be nontransferable by the optionee other than by will or the laws of descent and distribution and shall be exercisable during his lifetime only by the optionee.

                     9. Other Terms and Conditions. The Board of Directors shall have power, subject to the limitations contained herein, to fix any terms and conditions for the granting or exercise of any option under the Plan. Nothing contained in the Plan, or in any option granted pursuant to the Plan, shall confer upon any optionee any right to continued employment by the Corporation, nor limit in any way the right of the Corporation to terminate the optionee's employment at any time.

                     10. Adjustment of Shares Subject to Option. In the event there is any change in the common stock of the Corporation through the declaration of stock dividends, or through recapitalization resulting in stock split-ups, or combinations or exchanges of shares, or otherwise, the number of shares available for option and the shares subject to any option and exercise price thereof shall be appropriately adjusted. The Corporation shall give notice of such adjustment to each holder of an option under the Plan, and such adjustment shall be effective and binding on the optionee. In the event of the proposed dissolution or liquidation of the Corporation, or in the event of a proposed sale of substantially all of the assets of the Corporation, the Board of Directors may declare that each option granted under the Plan shall terminate as of a date to be fixed by the Board of Directors; provided that not less than thirty (30) days' written notice of the date so fixed shall be given to each optionee, and each optionee shall have the right, during the period of thirty
(30) days preceding such termination, to exercise any options owned by such optionee as to all or any part of the shares covered thereby, including shares as to which such option would not otherwise be exercisable.

                     11. Death of Optionee. If an optionee dies while an employee of the Corporation or of any subsidiary or within ninety (90) days after the termination of such employment, any option may be exercised without regard to the restrictions on exercise set forth in section 7 within twelve (12) months after the optionee's death by the optionee's personal representative or the person or persons to whom the optionee's rights under the option shall pass by the optionee's will or by the applicable laws of descent and distribution; provided, however, that no such option may be exercised after the expiration date specified therein.

                     12. Termination of Employment; Retirement and Disability. If an optionee shall cease to be employed by the Corporation for any reason (including retirement and disability and, with respect to an optionee under an option, death) after the optionee has continuously been so employed for one (1) year from the date of granting of the option, the optionee, or the oprionee's personal representative or legatees, as the case may be, may, but only within the three (3) month

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period  immediately  following  such  termination  of employment and in no event later than the expiration date specified in the option, exercise the optionee's option to the extent the optionee was entitled to exercise it at the date of such termination.

                     13. Modification of Plan. The Board of Directors may amend, suspend or discontinue the Plan, at any time, by the act of the Board of Directors. No such action may prejudice the right of any employee who has prior thereto been granted an option or options of the Plan.

                     14. Termination of Plan. The Plan shall terminate on December 31, 1990. Options may be granted under the Plan at any time and from time to time prior to its termination. Any option outstanding under the Plan, at the time of its termination, shall remain in effect until the option shall have been exercised or shall have expired.

                     14. Effective Date of Plan. The effective date of the Plan is November 26, 1985, the date on which the Plan was adopted by the Board of Directors of the Corporation.

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